Exhibit 10.2

N30 PHARMACEUTICALS, INC.

2012 STOCK INCENTIVE PLAN

1.             Purposes.  The purposes of the N30 Pharmaceuticals, Inc. 2012 Stock Incentive Plan are

(i)            to further the growth, development and success of the Company and its Affiliates by enabling employees and directors of, and consultants to, the Company and its Affiliates to acquire a continuing equity interest in the Company, thereby increasing their personal interests in such growth, development and success and motivating such employees, directors and consultants to exert their best efforts on behalf of the Company and its Affiliates, and

(ii)           to maintain the ability of the Company and its Affiliates to attract and retain employees, directors and consultants of outstanding ability by offering them an opportunity to acquire a continuing equity interest in the Company which will reflect the growth, development and success of the Company and its Affiliates.

Toward these objectives, the Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards to such employees, directors and consultants, all pursuant to the terms and conditions of the Plan.

2.             Definitions.  As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a)           “Affiliate” means any entity, other than the Company, that is affiliated with the Company through stock or equity ownership and is designated as an Affiliate for purposes of the Plan by the Board or the Committee.  For purposes of ISOs, “Affiliate” means any present or future corporation that is or would be a “parent corporation” or a “subsidiary corporation” of the Company as those terms are defined in Section 424(e) and (f) of the Code.

(b)           “Agreement” means an award agreement or other instrument evidencing an Award, as described in Section 3(e).

(c)           “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, including regulations and rules thereunder and successor provisions and regulations and rules thereto.

(f)            “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan in accordance with Section 3(b), or, in the absence of such a Compensation Committee of the Board or such other Board committee designation by the Board, “Committee” means the Board.

(g)           “Company” means N30 Pharmaceuticals, Inc., a Delaware corporation, or any successor entity.

(h)           “Disaffiliation” means an Affiliate’s ceasing to be an Affiliate for any reason (including as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Affiliate) or a sale of a division of the Company or an Affiliate.

(i)            “Fair Market Value” means, as of any given date, if the Stock is listed on a national securities exchange, the closing price for a share of Stock on such date on the securities exchange that is, on such date, the principal market for the Stock or, if no shares of Stock were traded on such securities exchange on such measurement date, then on the next preceding date on which shares of Stock were traded, all as reported by such source as the Committee may select.  If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the fair market value of a share of Stock as of a given date as determined by the Committee in its good faith discretion.

(j)            “Incentive Stock Option” or “ISO” means a right to purchase Stock granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6 and which is designated as an “incentive stock option” and intended to meet the requirements of Section 422 of the Code.

(k)           “Option” means a right to purchase Stock granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6.  Options may be either ISOs or stock options other than ISOs.

(l)            “Other Stock-Based Award” means a Stock-based or Stock-related Award, other than an Option, Restricted Stock, SAR or Restricted Stock Unit, granted in accordance with the terms and conditions set forth in Section 8.

(m)          “Participant” means an individual who is eligible to receive awards, pursuant to Section 5, and who has been selected, pursuant to Section 3(c), to participate in the Plan, and who holds one or more outstanding Awards under the Plan.

(n)           “Period of Restriction” means the period during which shares of Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture, and, in the case of Restricted Stock, the transfer of shares of Restricted Stock is limited in some way, as provided in Section 7.

(o)           “Plan” means this N30 Pharmaceuticals, Inc., 2012 Stock Incentive Plan.

(p)           “Restricted Stock” means an Award of a share of Stock granted to a Participant under the Plan subject to a Period of Restriction in accordance with the terms and conditions set forth in Section 7.

(q)           “Restricted Stock Unit” means an Award, the value of which is equal to the value of a share of Stock, granted to a Participant under the Plan subject to a Period of Restriction in accordance with the terms and conditions set forth in Section 7.

(r)            “Sale of the Company” means any transaction or series of related transactions (whether structured as a stock sale, merger, consolidation, reorganization, asset sale or otherwise) which results in (i) the sale or transfer of beneficial ownership of more than 50% of all then outstanding equity securities of the Company, (ii) the sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis, in each case, to a person or persons other than the stockholders of the Company immediately prior to such transaction or their respective affiliates, or (iii) a Deemed Liquidation Event as defined in the Company’s Certificate of Incorporation.

(s)            “Stock” means the common stock, par value $0.001 per share, of the Company.

(t)            “Stock Appreciation Right” or “SAR” means an Award, granted under the Plan alone (a “Freestanding SAR”) or in connection with a related Option (a “Tandem SAR”), designated as a SAR, in accordance with the terms and conditions set forth in Section 6.

3.             Administration of the Plan.

(a)           In General.  The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions.  Notwithstanding the foregoing, in its discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, establishing procedures to be followed by the Committee.  To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(b)           Committee.  The Committee shall be appointed from time to time by the Board.  Appointment of Committee members shall be effective upon their acceptance of such appointment.  Committee members may be removed by the Board at any time either, with or without cause, and such members may resign at any time by delivering notice thereof to the Board.  Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board.  Notwithstanding the foregoing, if and to the extent that no Compensation Committee exists which has the authority to administer the Plan, or no other Board committee has been designated by the Board to administer the Plan, the functions of the Committee shall be exercised by the Board and applicable references hereunder to the Committee shall mean the Board.

(c)           Authority of Committee.  The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.  The Committee shall have full discretionary authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan.  Among other things, the Committee shall have discretionary authority, in accordance with the terms of the Plan, to

(i)            determine eligibility for participation in the Plan and decide all questions concerning eligibility for and the amounts of Awards granted under the Plan;

(ii)           select, from time to time, from among those eligible, the employees, directors and consultants to whom Awards shall be granted under the Plan, which selection may be based upon information furnished to the Committee by the Company’s or an Affiliate’s management;

(iii)          determine the sizes and types of Awards;

(iv)          determine the other terms and conditions of any Awards granted under the Plan;

(v)           grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or any Affiliate;

(vi)          determine the periods for which Awards will be outstanding;

(vii)         establish and administer any terms, conditions, performance criteria, conditions and goals, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award, including the Period or Restriction, and determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or not attained;

(viii)        grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of, or termination of the Period or Restriction with respect to, any Award;

(ix)          make all determinations under the Plan concerning termination of any Participant’s employment or service with the Company or an Affiliate, including (as applicable) whether such termination occurs for cause or due to disability or retirement and whether a leave of absence constitutes a termination of service;

(x)           determine whether a Sale of the Company shall have occurred;

(xi)          amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of stock subject to any outstanding Award;

(xii)         make all valuation determinations relating to Awards and payment, settlement or conversion thereof;

(xiii)        offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the Participant at the time such offer is made;

(xiv)        determine whether, and to what extent and under what circumstances, Awards may be settled in cash, shares of Stock or other property or canceled or suspended;

(xv)         subject to applicable laws and rules, determine the date an Award is granted;

(xvi)        establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration;

(xvii)       construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Agreement;

(xviii)      construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan and/or any Agreement or any other instrument relating to any Awards;

(xix)        any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including, terms, restrictions and conditions for compliance with applicable securities laws or listing rules and methods of withholding or providing for the payment of required taxes; and

(xx)         exercise all such other authorities, take any and all such other actions and make all such other determinations as the Committee deems necessary or advisable for the proper operation and/or administration of the Plan.

(d)           Discretionary Authority; Decisions Binding.  The Committee and the Board (including for purposes of this paragraph any appropriately delegated person) shall have full discretionary authority in all matters related to the discharge of their respective responsibilities and the exercise of their respective authority under the Plan.  All determinations, decisions, actions and interpretations made or taken by the Board or the Committee with respect to the Plan and/or any Agreement shall be final, conclusive and binding on all Participants and all other persons having or claiming to have any right or interest in or under the Plan and/or any Agreement.  The Committee may consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any director, officer or employee of the Company or an Affiliate and such attorneys, consultants and accountants as the Committee may select.  A Participant or other holder of an Award may contest a decision or action by the Board or the Committee with respect to such Participant only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Board’s or the Committee’s decision or action was arbitrary or capricious or was unlawful.

(e)           Award Agreements.  Each Award shall be evidenced by an Agreement, which shall be (i) delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award, and (ii) executed by the Company and such Participant, unless the Agreement provides otherwise.  The effectiveness of an Award shall not be subject to the related Agreement being executed by the Company and/or the Participant receiving such Award unless specifically so provided in the Agreement.  The Committee shall determine the form and content of all Agreements, subject to the terms and conditions of the Plan.  The Committee may provide for the use of electronic, internet or other non-paper Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(f)            Procedures.  A majority of the members of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee in attendance at a meeting at which a quorum is present, or actions by a written instrument signed by all members of the Committee, shall be the actions of the Committee.  However, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate its responsibilities and powers under this Section 3 to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Section 3 to any person or persons selected by it; provided, however, that the Committee may not delegate its authority to grant Awards under the Plan or correct defects, omissions or inconsistencies in the Plan.  Any such authority delegated or allocated by the Committee under this Section 3(f) shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

(g)           Counsel, Other Service Providers.  The Committee may consult with counsel who may be counsel to the Company.  The Committee may, with the approval of the Board, employ such other attorneys and/or consultants, accountants, appraisers, brokers and other persons as it deems necessary or appropriate.  In accordance with Section 13, the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

(h)           Indemnification.  In serving on the Committee, the members thereof shall be entitled to indemnification as directors of the Company, and to any limitation of liability and reimbursement as directors with respect to their services as members of the Committee.

4.             Shares of Stock Subject to the Plan.

(a)           Number of Shares Available for Awards.  The shares of stock subject to Awards granted under the Plan shall be shares of Stock.  The total number of shares of Stock that may be delivered pursuant to Awards granted under the Plan is 17,000 (or 1,700,000 after giving effect to the Stock Split), which also shall be the total number of shares of Stock that may be delivered pursuant to ISOs under the Plan.  The shares of Stock subject to the Plan may be either authorized and unissued shares or previously issued shares acquired by the Company or any Affiliate.

(b)           Adjustment.  Notwithstanding any of the foregoing limitations set forth in this Section 4, the number of shares of Stock specified in this Section 4 shall be adjusted as provided in Section 12.

(c)           Rules for Calculating Shares Delivered.  Any shares of Stock subject to an Award that for any reason expires or is terminated, cancelled or forfeited (including any shares subject to a Participant’s Award that are repurchased by the Company at the Participant’s cost) without having been fully exercised, vested or satisfied, or is settled for cash, expires or otherwise terminates without the issuance of shares, may, to the extent of any such expiration, termination, cancellation, forfeiture or settlement, again be granted pursuant to an Award, subject to the limitations of this Section 4.  If the exercise price of any Option and/or tax withholding obligations relating to any Award are satisfied by delivering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares issued net of the shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 4(a).  To the extent any shares of Stock subject to an Award are withheld to satisfy the exercise price of an Option and/or the tax withholding obligations relating to such Award, such shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 4(a).  Upon the exercise of a SAR, only the number of shares of Stock, if any, issued upon such exercise shall reduce the number of shares of Stock available for delivery under the Plan.

5.             Eligibility.  Employees, directors (whether or not also employees) and consultants of the Company and its Affiliates shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan.

6.             Terms and Conditions of Stock Options and Stock Appreciation Rights.

(a)           Grant of Options and SARs.  Options and Stock Appreciation Rights may be granted under the Plan from time to time by the Committee subject to all of the applicable provisions of the Plan, including the terms and conditions of this Section 6, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement.  A Tandem SAR may be granted at the grant date of the related Option.

(b)           Exercise Price.  The exercise price per share of shares of Stock subject to each Option or SAR shall be determined by the Committee and stated in the Agreement; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock subject to such Option or SAR at the time that Option or SAR is granted.

(c)           Exercisability.  Each Option or SAR shall be exercisable in whole or in such installments, at such times and under such conditions, as may be determined by the Committee in its discretion in accordance with the Plan and stated in the Agreement, and, in the case of an ISO and any Tandem SAR related thereto, over a period of time ending not later than 10 years from the date on which such ISO was granted, subject to Section 6(g)(3).  A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable.  A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d)           Exercise.  Each Option or SAR may be exercised by giving written notice to the Committee or its designee specifying the number of shares of Stock as to which the Option or SAR is being exercised.  In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares of Stock multiplied by the applicable exercise price) and any applicable taxes, in accordance with Section 11.  Payment of the purchase price of an Option shall be by certified or bank check, wire transfer of immediately available funds to a Company bank account designated by the Company, or in any other manner permitted by applicable law and approved by the Committee, in its discretion, and which may be set forth in the Agreement.  Upon exercise of a SAR, the Participant shall be entitled to receive an amount in cash, shares of Stock, or a combination of cash and share of Stock, as determined by the Committee in its discretion prior to or upon such exercise, in value equal to the product of (i) the excess of the Fair Market value of one share of Stock on the date of exercise over the exercise price of such SAR, multiplied by (ii) the number of shares of Stock in respect of which such SAR has been exercised.  The Committee may determine and reflect in the Agreement that any shares of Stock that may be purchased or issued under an Option or SAR will be Restricted Stock.

(e)           Rights as a Stockholder.  No Participant or other person shall become the beneficial owner of any shares of Stock subject to an Option or SAR, nor have any rights to dividends or other rights of a stockholder with respect to any such shares, until he or she has exercised his or her Option or SAR in accordance with the provisions of the Plan and the applicable Agreement and such shares of Stock are actual1y issued to such Participant.

(f)            Employment or Service; Termination.  An Option or SAR may be exercised only if at all times during the period beginning with the date of the granting of the Option and ending on the date of such exercise, the Participant who holds such Option or SAR was an employee, director or consultant of the Company or an Affiliate, as applicable, except that, to the extent provided in an applicable Agreement or otherwise determined by the Committee in its discretion, an Option or SAR may be exercised prior to expiration of such Option or SAR following termination of such continuous employment or service as an employee, director or consultant, whether or not exercisable at the time of such termination.

(g)           Limitations on Incentive Stock Options.

(1)           Each Agreement relating to an Option shall state whether such Option will or will not be treated as an ISO.  To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate Option other than an ISO.  No ISO shall be granted unless such Option, when granted, qualifies as an “incentive stock option” under Section 422 of the Code.  No ISO shall be granted to any individual otherwise eligible to participate in the Plan who is not an employee of the Company or an Affiliate on the date of granting of such Option.  Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code.  Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an ‘incentive stock option” under Section 422 of the Code.

(2)           Notwithstanding any intent to grant an ISO, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any “parent corporation” and any “subsidiary corporation” of the Company within the meaning of Section 424(e) and (f) the Code, are exercisable for the first time by any Participant during any calendar year with respect to Stock having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Stock is granted.  The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

(3)           No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” of the Company within the meaning of Section 424(e) and (f) of the Code (a “10% Shareholder”).  This restriction does not apply if at the time such ISO is granted the Option exercise price per share of Stock subject to the Option is at least 110% of the Fair Market value of a share of such Stock on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of 5 years from such date of grant.

(4)           A Participant shall give prompt written notice to the Company concerning any disposition of shares of Stock received upon such Participant’s exercise of an ISO if such disposition occurs within (i) 2 years from the date of granting such ISO to such Participant, (ii) one year from the transfer of such shares of Stock to such Participant, or (iii) such other period as the Committee may from time to time determine.

(h)           Substitute Options.  In the event that a transaction described in Section 424(a) of the Code involving the Company or an Affiliate is consummated, such as the acquisition of property or stock from an unrelated corporation, individuals who become eligible to participate in the Plan in connection with such transaction, as determined by the Committee, may be granted Options in substitution for options granted by another corporation that is a party to such transaction.  If such substitute Options are granted, the Committee, in its discretion and consistent with Sections 409A and 424(a) of the Code, if applicable, and the terms of the Plan, though notwithstanding Section 6(b), shall determine the exercise price and other terms and conditions of such substitute Options.

(i)            Early Exercisability.  The Committee may provide in the Agreement that a Participant may, at any time during a Participant’s period of employment, exercise an Option, in whole or in part, prior to such Option becoming vested; provided, however, that Stock acquired upon exercise of an Option which is not vested may be subject to any forfeiture, transfer or other restrictions as the Committee may determine in its sole discretion.

(j)            Buyout Provisions.  The Committee may at any time offer to buyout for a payment in cash or property (including Stock), an Option previously granted to a Participant, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(k)           Repurchase Right.  The Committee in its sole discretion may provide that the Company may repurchase Stock acquired upon exercise of an Option or SAR upon the occurrence of certain specified events, including, without limitation, a Participant’s termination of employment, divorce, bankruptcy or insolvency; provided, however, that any such repurchase right shall be set forth in the applicable Agreement.

(l)            Right of First Refusal.  The Committee in its sole discretion may provide that the Company has a right of first refusal with respect to any Stock acquired upon exercise of an Option or SAR that a Participant intends to sell or otherwise transfer provided, however, that any such right of first refusal shall be set forth in the applicable Agreement.

7.             Terms and Conditions of Restricted Stock and Restricted Stock Unit Awards.

(a)           Awards of Restricted Stock and Restricted Stock Units.  Awards of Restricted Stock and Restricted Stock Units may be granted under the Plan from time to time by the Committee subject to all of the applicable provisions of the Plan, including the terms and conditions of this Section 7, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement.  Awards of Restricted Stock may be made with or without the requirement of a cash payment from the Participant to whom such Award is made in exchange for, or as a condition precedent to, the completion of such Award and the issuance of shares of Restricted Stock, and any such required cash payment shall be set forth in the applicable Agreement.

(b)           Nature of Restricted Stock Awards.  Subject to the terms and restrictions of this Section 7 or the applicable Agreement, upon delivery of certificates for shares of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of shares of Restricted Stock, the Participant shall have all of the rights of a stockholder with respect to such shares.  Except as otherwise provided below, each Participant who receives shares of Restricted Stock hereunder shall be issued one or more stock certificates in respect of such shares of Restricted Stock.  Any such stock certificates for shares of Restricted Stock shall be registered in the name of such Participant but shall be appropriately legended and returned to the Company or its agent by such Participant, together with a stock power or other appropriate instrument of transfer, endorsed in blank by such Participant.  The Committee may, in its discretion, determine that a Participant’s ownership of shares of Restricted Stock shall instead be evidenced during the applicable Period of Restriction by a “book entry” (i.e., a computerized or manual entry) in the records of the Company, or its designated agent, in the name of such Participant.  Such records of the Company or such agent shall, absent manifest error, be binding on all recipients of Restricted Stock hereunder.  During the Period of Restriction, a Participant who holds outstanding shares of Restricted Stock shall be entitled to (i) exercise full voting rights with respect to such shares and (ii) any dividends paid thereon, unless determined otherwise by the Committee and set forth in the applicable Agreement.  The Committee may apply any restrictions to such dividends that the Committee deems appropriate.  Except as set forth in the Agreement, in the event of any adjustment as provided in Section 12, if any stock or securities are received as a dividend, or an extraordinary dividend is paid in cash, on shares of Restricted Stock held by a Participant, any new or additional shares or securities or any such extraordinary dividend received by such Participant shall be subject to the same terms and conditions, including the Period of Restriction, as relate to the original shares of Restricted Stock.

(c)           Nature of Restricted Stock Units.  No shares of Stock actually are issued to a Participant who is granted Restricted Stock Units on the grant date thereof, and such Participant shall have no rights as a stockholder with respect to the Restricted Stock Units.

(d)                                 Nontransferability of Restricted Stock.  During the Period of Restriction stated in the Agreement, the Participant who receives shares of Restricted Stock shall not be permitted to sell, transfer, pledge, assign, alienate, hypothecate, encumber or otherwise dispose of such shares.  Any attempt by such recipient to do so shall constitute the immediate and automatic forfeiture of such Award.

(e)                                  Period of Restriction and Other Restrictions.  The Period of Restriction shall lapse based on a Participant’s continuing service or employment with the Company or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions, or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the applicable Agreement.

(f)                                   Delivery of Shares; Settlement of Restricted Stock Units.  After the last day of the Period of Restriction applicable to a Participant’s shares of Restricted Stock, and after all conditions and restrictions applicable to such shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Agreement, the Company shall deliver stock certificates evidencing such vested shares of Restricted Stock to such Participant.  After the last day of the Period of Restriction applicable to a Participant’s Restricted Stock Units, and after all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Agreement, such Restricted Stock Units shall be settled by delivery of shares of Stock, a cash payment determined by reference to the current Fair Market Value of shares of Stock, or a combination of such shares and cash payment, as the Committee, in its discretion, shall determine, either by the terms of the Agreement or otherwise.  Any shares of Stock vested or issuable as described in this Section 7(f) shall be subject to Section 15(c) and such transfer restrictions and/or legending requirements that are prescribed by the Agreement.

(g)                                  Termination of Employment or Service.  Except as otherwise provided in this paragraph (g) or by the Committee in its discretion, any shares of Restricted Stock or Restricted Stock Units subject to the Period of Restriction held by a Participant shall be forfeited and revert to the Company (or, if shares of Restricted Stock were sold to the Participant, the Participant shall be required to resell such shares to the Company at the lower of the Participant’s cost or the then-current Fair Market Value of such shares) upon termination of the Participant’s employment or service with the Company and its Affiliates under any circumstances or the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the applicable Agreement.  Each applicable Agreement shall set forth, at the Committee’s discretion, the extent to which, if any, the Participant shall have the right to retain shares of Restricted Stock or Restricted Stock Units then subject to the Period of Restriction following such termination of the Participant.

8.                                      Other Stock-Based Awards.  Other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Stock, including unrestricted Stock, unrestricted Stock units, and dividend equivalents, may be granted under the Plan from time to time by the Committee subject to all applicable provisions of the Plan and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement.

9.                                      Transfer, Leave of Absence.  (i) the transfer of an employee or consultant from the Company to an Affiliate, or vice versa, or from one Affiliate to another, (ii) a leave of absence, duly authorized in writing by the Company or an Affiliate, or (iii) the change in status of a Participant from director to employee, or from employee to consultant, or vice versa, shall not be deemed a termination of employment or service of the affected Participant for purposes of the Plan or with respect to any Award (except to the extent required by the Code with respect to the ISO status of an Option).

10.                               Rights of Employees and Other Persons.

(a)                                 No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the applicable Agreement.  The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan or as are expressly set forth in the Agreement evidencing such Award.

(b)                                 Nothing contained in the Plan or in any Agreement shall be deemed to (i) give any employee or director the right to be retained in the employ or service of the Company or any Affiliate nor restrict in any way the right of the Company or any Affiliate to terminate any employee’s employment or any director’s service at any time with or without cause or (ii) confer on any consultant any right of continued relationship with the Company or any Affiliate, or alter any relationship between them, including any right of the Company or an Affi1iate to terminate its relationship with such consultant.

(c)                                  The adoption of the Plan shall not be deemed to give any employee of the Company or any Affiliate or any other person any right to be selected to participate in the Plan or to be granted an Award.  Awards need not be uniform as to all grants and recipients thereof.

(d)                                 Nothing contained in the Plan or in any Agreement shall be deemed to give any employee or director the right, other than as a Participant with respect to an Award granted to such Participant in accordance with the terms and conditions of the Plan, to receive any bonus, whether payable in cash or in Stock, or in any combination thereof, from the Company or any Affiliate, nor be construed as limiting in any way the right of the Company or any Affiliate to determine, in its sole discretion, whether or not it shall pay any employee or director bonuses, and, if so paid, the amount thereof and the manner of such payment.

(e)                                  Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to vest in any Award not vested at the time of grant shall only result from continued employment or services with the Company or any Affiliate, or satisfaction of any other performance goals or other conditions or restrictions applicable, by its terms, to such Award.

(f)                                   Payments and other compensation received by a Participant under an Award are not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments under any laws, plans, contracts, arrangements or otherwise.  No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or shares of Stock received under the Plan.

11.                               Tax Withholding and Other Tax Matters.

(a)                                 Tax Withholding.  The Company and/or any Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all federal, state, local and non-United States taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes.  No later than the date as of which an amount first becomes includible in the gross income or wages of a Participant for federal, state, local, or non-U.S. tax purposes with respect to any Award, such Participant shall pay to the Company in cash, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or non-U.S. taxes or social security (or similar) contributions of any kind required by law to be withheld with respect to such amount.  The obligations of the Company under the Plan shall be conditional on such payment or satisfactory arrangements (as determined by the Committee in its discretion), and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant, whether or not under the Plan.  The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Stock.

(b)                                 Section 83(b) Election.  If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award of Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant otherwise would be taxable under Section 83(a) of the Code, such participant shall have delivered a copy of such election to the Company at or prior to the time of filing such election with the Internal Revenue Service.  Neither the Company nor any Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

(c)                                  Section 409A.  It is the intention of the Company that no Award shall be deferred compensation subject to Section 409A of the Code unless and to the extent that the Committee specifically determines otherwise as provided in this Section 11(c), and the Plan and the terms and conditions of any Awards shall be interpreted and administered accordingly.  The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for payment or elective or mandatory deferral of the payment or delivery of cash or shares of Stock pursuant thereto, and any rules regarding treatment of such Awards in the event of a Sale of the Company, shall be set forth in the applicable Agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly.  Notwithstanding any provision to the contrary, if the Company determines a Participant to be a “specified employee” within the meaning of Code Section 409A at the time of his or her separation from service, then to the extent any payment would be considered nonqualified deferred compensation under Code Section 409A, such payment shall be delayed until the date which is the earlier of (i) six (6) months and one day after the Participant’s separation from service and (ii) the date of Participant’s death, and then paid to Participant in a lump sum.

12.                               Changes in Capital; Sale of the Company.

(a)                                 No Limitations on Corporate Actions.  The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or an Affiliate, any issue of debt, preferred or prior preference stock ahead of or affecting Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company or its Affiliates, any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding.

(b)                                 Adjustment Provisions.  In the event of a stock dividend, stock split, reverse stock split, share combination or exchange, or recapitalization or similar event affecting the capital structure of the Company (each a “Share Change”), or a merger, amalgamation, consolidation, acquisition of property or shares, separation, spin-off, split-up, other distribution of stock or property (including any extraordinary cash or stock dividend), reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any Affiliate (each, a “Corporate Transaction”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number, class and kind of shares or other securities reserved for issuance and delivery under the Plan, (ii) the number, class and kind of shares or other securities subject to outstanding Awards, and (iii) the exercise price or other price of securities subject to outstanding Options, Stock Appreciation Rights and, to the extent applicable, other Awards; provided, however, that the number of shares subject to any Award shall always be a whole number.  In the case of Corporate Transactions, such adjustments may include the following:  (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to be equal to the excess, if any, of the value of the consideration being paid for each share of Stock pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the shares of Stock subject to Outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Affiliate or division or by the entity that controls such Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).  The Committee also shall make appropriate adjustments and modifications in the terms of any outstanding Awards to reflect, or related to, any such events, adjustments, substitutions or changes, including modifications of performance goals.  Notwithstanding the foregoing, (1) any adjustment, substitution or change pursuant to this Section 12 with respect to an Award that is intended to be an Incentive Stock Option shall be made only to the extent consistent with such intent, unless the Committee determines otherwise; (2) any adjustments, substitutions and changes made pursuant to this

Section 12(b) to Awards that are considered deferred compensation within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (3) any adjustments, substitutions and changes made pursuant to this Section 12(b) to Awards that are not considered deferred compensation subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, such Awards either (x) continue not to be subject to Section 409A of the Code or (y) comply with the requirements of Section 409A of the Code; and (4) in any event, neither the Committee nor the Board shall have the authority to make any adjustments, substitutions or changes pursuant to this Section 12(b) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the grant date of such Award to be subject thereto.  All determinations of the Board or the Committee as to adjustments, substitutions and changes, if any, under this Section 12 shall be conclusive and binding on all persons, including all Participants.

(c)                                  Sale of the Company.  In the event of a Sale of the Company, in its discretion and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Agreement applicable to any Award or by a resolution adopted by the Committee, that

(i)                                     any outstanding Option, SAR or other Award (as applicable) that is not then exercisable shall become exercisable as to all or a portion of the shares of Stock covered thereby,

(ii)                                  all or any portion of the restrictions applicable to any outstanding Award (including the Period of Restriction applicable to any outstanding shares of Restricted Stock or Restricted Stock Units) shall lapse, and

(iii)                               any outstanding Awards shall be adjusted, substituted, converted, settled and/or terminated as the Committee, in its discretion, deems appropriate and consistent with the Plan’s purposes.

No Participant shall have any right to prevent the consummation of any transaction involving the Company or an Affiliate or any of the forgoing actions affecting the number of shares of Stock available to, or other entitlements of, such Participant under the Plan or any Award.  Any actions or determinations of the Committee under this Section 12(c) need not be uniform as to all outstanding Awards, nor treat all Participants identically.  Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 12(c) shall be applicable only to the extent specifically provided in the Agreement and permitted pursuant to Section 11(c).

13.                               Limits of Liability.

(a)                                 Any liability of the Company or an Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Agreement.

(b)                                 None of the Company, any Affiliate, any member of the Committee or the Board or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may be expressly provided by statute.

(c)                                  The Company shall not be liable to a Participant or any other person as to (i) the non-issuance of Stock as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any Stock hereunder, and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award.

14.                               Duration, Amendment and Termination.

(a)                                 Effective Date and Duration of the Plan.  The Plan shall become effective as of the later to occur of (i) the date on which the Plan is adopted by the Board and (ii) the date on which the Plan is approved by the holders of a majority of the Company’s outstanding Stock that is present and voted at a meeting, or by written consent in lieu of a meeting, which approval must occur within the period ending 12 months before or after the date the Plan is adopted by the Board (the “Effective Date”).  The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to this Section 14, until all shares of Stock subject to the Plan shall have been delivered, and any restrictions on such shares have lapsed, pursuant to the Plan’s provisions.  However, in no event may any Incentive Stock Options be granted under the Plan on or after 10 years from the Effective Date.

(b)                                 Amendment and Termination of the Plan.  The Board may, at any time and with or without prior notice, amend, alter, suspend or terminate the Plan, retroactively or otherwise, but no such amendment, alteration, suspension or termination of the Plan shall be made that would materially impair the previously accrued rights of any Participant with respect to a previously granted Award without such Participant’s consent, except any such amendment made to comply with applicable law, tax rules, stock exchange rules or accounting rules.  In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by any applicable law, tax rules, stock exchange rules or accounting rules.

(c)                                  Amendment of Awards.  The Committee unilaterally may amend or alter the terms of any Award theretofore granted, including any Agreement, retroactively or otherwise, but no such amendment shall be inconsistent with the terms and conditions of the Plan or materially impair the rights of the Participant to whom such Award was granted with respect to such Award without his or her consent, except such an amendment made to cause the Plan or such Award to comply with applicable law, tax rules, stock exchange rules or accounting rules.

15.                               General Provisions.

(a)                                 Unfunded Status of Plan.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares of Stock or the payment of cash upon exercise or payment of any Award.  Any proceeds from the sale of shares of Stock pursuant to Awards granted under the Plan shall constitute general funds of the Company.

(b)                                 Transferability of Awards.  Except as otherwise provided in this Section 15(b), or by the Committee or the applicable Agreement with respect to Awards, other than ISOs and any related Tandem SARs, an Award by its terms shall be personal and may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution and, as applicable, shall be exercisable during the lifetime of a Participant only by him or her.  An Agreement may permit the exercise or payment of a Participant’s Award (or any portion thereof) after his or her death by or to the beneficiary most recently named by such Participant in a written designation thereof filed with the Company, or, in lieu of any such surviving beneficiary, as designated by the Participant by will or by the laws of descent and distribution.  In the event any Option or other Award is transferred to, or exercised by, the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such Participant’s beneficiary, or the transferee of such Option or other Award, in any such case pursuant to the terms and conditions of the Plan and the applicable Agreement, and in accordance with such terms and conditions as may be specified from time to time by the Committee, such Award shall be subject to any applicable Period of Restriction, and the Company shall be under no obligation to issue Stock thereunder unless and until the Committee is satisfied that the person or persons exercising or receiving such Option or other Award is the duly appointed legal representative of the deceased Participant’s estate or the proper legatee or distributee thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable.  Notwithstanding the foregoing, to the extent specified in the applicable Agreement, an Option Award, other than an ISO, may be transferred to a revocable trust established by the Participant for the sole benefit of the Participant and/or his or her spouse and children.

(c)                                  Conditions for Issuance.

(1)                                 The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required.

(2)                                 If at any time the Committee shall determine, in its discretion, that the listing, approval for listing, registration and/or qualification of Stock upon any securities exchange or under any state, federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance, sale or purchase of Stock hereunder, the Company shall have no obligation to allow the grant, exercise or settlement of any Award, or to issue or deliver evidence of title for shares of Stock issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not reasonably acceptable to the Committee.

(3)                                 If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Stock pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of

Stock or Awards until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Affiliate.

(4)                                 Upon termination of any period of suspension under this Section 15(c), any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to the shares that otherwise would have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(5)                                 The Committee may require each person receiving shares of Stock in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring the shares of Stock for investment without a view to the distribution thereof and/or provide such other representations and agreements as the Committee may prescribe.  The Committee may determine and reflect in the Agreement applicable to any Award the nature and extent of any restrictions to be imposed on the shares of Stock that may be purchased or received thereunder, including restrictions on the transferability of such shares for such period as the Committee may determine, and, further, that in the event a Participant’s employment or service with the Company or an Affiliate terminates or any conditions applicable to such Award and set forth in such Agreement fail to be satisfied during the period in which such shares of Stock are nontransferable, the Participant shall, to the extent such shares of Stock shall not have been forfeited, be required to sell such shares back to the Company at such prices as the Committee may specify in such Agreement.  Without limiting the foregoing, an Award and any shares of Stock received upon the exercise or settlement of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to in the Agreement and/or on the certificates evidencing such shares of Stock, including restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the shares of Stock are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares of Stock.

(d)                                 Participants Deemed to Accept Plan.  By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board, in any case in accordance with the terms and conditions of the Plan.

(e)                                  Deferrals.  Subject to applicable law, the Committee may from time to time establish procedures pursuant to which a Participant may defer on an elective or mandatory basis receipt of all or a portion of the cash or shares of Stock subject to an Award on such terms and conditions as the Committee shall determine, including those of any deferred compensation plan of the Company or any Affiliate specified by the Committee for such purpose.

(f)                                   No Effect on Other Plans.  Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Affiliate, or prevent or limit the right of the Company or any Affiliate to establish any other forms of incentives or compensation for their directors, employees or consultants or to grant or assume Stock-based awards or other rights otherwise than under the

Plan.  Benefits under the Plan shall not be treated as pensionable earnings for purposes of any pension plan maintained by the Company or any Affiliate, unless explicitly provided otherwise in such plan.

(g)                                  Governing Law.  The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws, except as superseded by applicable federal law.

(h)                                 Construction.  The words “Section” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise.  Wherever any words are used in the Plan or any Agreement in the masculine gender they shall be construed as though they also were used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they also were used in the plural form in all cases where they would so apply.  The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires.

(i)                                     Administration Costs.  The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing Stock pursuant to any Awards granted hereunder.

(j)                                    Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may nevertheless be effected on an uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

(k)                                 No Fractional Shares.  Unless otherwise permitted by the Committee, an Option or other Award shall not be exercisable with respect to a fractional share of Stock or the lesser of 100 shares or the full number of shares then subject to the Option or other Award.  No fractional shares shall be issued upon the exercise or settlement of an Option or other Award.

(l)                                     Data Protection.  By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature that is necessary for the purposes of administering the Plan.  The Company may share such information with any subsidiary or affiliate, any trustee, its registrars, brokers, other third-party administrator or any person who obtains control of the Company or any Affiliate or any division respectively thereof.

(m)                             Right of Offset.  The Company and its Affiliates shall have the right to offset against the obligations to make payment or issue any shares of Stock to any Participant under the Plan, any outstanding amounts (including travel and entertainment advance balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or any Affiliate pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or any Affiliate and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

(n)                                 Affiliate Employees.  In the case of a grant of an Award to any Participant who is an employee of an Affiliate, the Company may, if the Committee so directs, issue or transfer the shares of Stock, if any, covered by such Award to such Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that such Affiliate will transfer such shares to such Participant in accordance with the terms of such Award specified by the Committee pursuant to the provisions of the Plan. The Committee also may adopt procedures regarding the treatment of any shares of Stock so transferred to an Affiliate that are subsequently forfeited or cancelled.

(o)                                 Participants Based Outside of the United States.  The Committee may grant awards to eligible individuals who are non-United States nationals, or who reside outside the United States or who are not compensated from a payroll maintained in the United States or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purpose of the Plan and comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Committee may make or establish such modifications, amendments, procedures or subplans as may be necessary or advisable to comply with such legal or regulatory requirements (including to avoid triggering a public offering or to maximize tax efficiency).